Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

DR PEPPER SNAPPLE GROUP, INC.
(Exact name of obligor as specified in its charter)

Delaware	98-0517725
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5301 Legacy Drive
Plano, Texas 75024
TELEPHONE: (972) 673-7000
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

234DP Aviation, LLC(1)	Delaware	27-1028433
A&W Concentrate Company(1)	Delaware	22-2483659
Americas Beverages Management GP(1)	Nevada	74-3218345
AmTrans, Inc.(2)	Illinois	36-2682881
Berkeley Square U.S., Inc.(1)	Delaware	74-3257868
Beverage Investments LLC(1)	Delaware	74-3218356
Beverages Delaware Inc.(1)	Delaware	51-0345374
DP Beverages Inc.(1)	Delaware	04-2492250
DPS Americas Beverages Investments, Inc.(1)	Delaware	98-0517785
DPS Americas Beverages, LLC(1)	Delaware	N/A
DPS Beverages, Inc.(1)	Delaware	55-0883062
DPS Business Services, Inc.(1)	Delaware	06-1414002
DPS Finance II, Inc.(1)	Delaware	30-0159342
DPS Holdings Inc.(1)	Delaware	06-1074905
DPS Holdings U.S.(1)	Nevada	06-1076995
Dr Pepper Company(1)	Delaware	75-2495144
Dr Pepper/Seven-Up Beverage Sales Company(1)	Texas	75-1554102
Dr Pepper/Seven Up Manufacturing Company(3)	Delaware	74-2690781
Dr Pepper/Seven Up, Inc.(1)	Delaware	75-2233365
High Ridge Investments US, Inc.(1)	Delaware	74-3257869
International Beverage Investments GP(1)	Delaware	74-3218364
International Investments Management LLC(1)	Delaware	N/A
Mott’s General Partnership(1)	Nevada	26-2092489
Mott’s LLP(1)	Delaware	90-0237006
MSSI LLC(1)	Delaware	77-0667192
Nantucket Allserve, Inc.(1)	Massachusetts	04-3093808
Nuthatch Trading US, Inc.(1)	Delaware	42-1762066
Pacific Snapple Distributors, Inc.(1)	California	33-0390611
Royal Crown Company, Inc.(1)	Delaware	58-1316061
Snapple Beverage Corp.(1)	Delaware	04-3149065
Snapple Distributors, Inc.(1)	Delaware	11-3199405
Splash Transport, Inc.(1)	Delaware	26-2366378
The American Bottling Company(1)	Delaware	36-4223626
(Exact name of Guarantor as specified in it charter )	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification No.)
(1)	Registrant’s address is 5301 Legacy Dr., Plano, TX 75024. Telephone: 972-673-7000.

(2)	Registrant’s address is 400 N. Wolf Road, Northlake, IL 60164. Telephone: 708-449-2600.

(3)	Registrant’s address is 8900 Page Ave., St. Louis, MO 63114. Telephone: 314-426-8200.
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Senior Debt Securities

Item 1.	General Information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C. Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

	(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

	Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

	Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

	Exhibit 3.	See Exhibit 2

	Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

	Exhibit 5.	Not applicable.

	Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

	Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

	Exhibit 8.	Not applicable.

	Exhibit 9.	Not applicable.
* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 10th day of December, 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 6
December 10, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$10,576
Interest-bearing balances		3,224
Securities:
Held-to-maturity securities		0
Available-for-sale securities		83,255
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		31,571
Securities purchased under agreements to resell		1,574
Loans and lease financing receivables:
Loans and leases held for sale		24,141
Loans and leases, net of unearned income	336,946
LESS: Allowance for loan and lease losses	10,037
Loans and leases, net of unearned income and allowance		326,909
Trading Assets		9,540
Premises and fixed assets (including capitalized leases)		4,211
Other real estate owned		1,413
Investments in unconsolidated subsidiaries and associated companies		437
Direct and indirect investments in real estate ventures		50
Intangible assets
Goodwill		11,407
Other intangible assets		15,136
Other assets		24,246

Total assets		$547,690

LIABILITIES
Deposits:
In domestic offices		$381,571
Noninterest-bearing	79,823
Interest-bearing	301,748
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,166
Noninterest-bearing	1,361
Interest-bearing	55,805
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,708
Securities sold under agreements to repurchase		4,401

Dollar Amounts
In Millions

Trading liabilities	8,869
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,405
Subordinated notes and debentures	12,392
Other liabilities	21,101

Total liabilities	$496,613

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	30,685
Retained earnings	18,971
Accumulated other comprehensive income	725
Other equity capital components	0

Total bank equity capital	50,901
Noncontrolling (minority) interests in consolidated subsidiaries	176

Total equity capital	51,077

Total liabilities, and equity capital	$547,690

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin